UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 7, 2017
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 10, 2017, we announced the appointment of Douglas J. Swirsky and Frederick W. Driscoll to our Board of Directors, effective April 7, 2017.

Mr. Swirsky has served as president and chief executive officer of GenVec, Inc. since 2013, and also serves as a member of GenVec's board of directors. Mr. Swirsky also currently serves as chairman of the board of Fibrocell Science, Inc. From 2006 through 2014, he served as senior vice president, chief financial officer, treasurer and corporate secretary of GenVec. Mr. Swirsky is a certified public accountant and a CFA® charterholder.

Mr. Driscoll served as chief financial officer at Flexion Therapeutics from 2013 to 2017. Prior to joining Flexion, he was chief financial officer at Novavax, Inc., a publicly traded biopharmaceutical company, from 2009 through 2013. Mr. Driscoll earned a bachelor’s degree in accounting and finance from Bentley University.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 10, 2017, we issued a press release announcing we have appointed Douglas J. Swirsky and Frederick W. Driscoll to our board of directors. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
99.1	Press release dated April 10, 2017, entitled “Cellectar Biosciences Adds Industry Veterans, Douglas Swirsky and Frederick Driscoll, to Its Board of Directors”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2017	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
		Name:	Chad J. Kolean
		Title:	Vice President and Chief Financial Officer

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